Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2020 Equity Incentive Plan and Employee Stock Purchase Plan of BioAtla, Inc. of our report dated March 23, 2023, with respect to the consolidated financial statements of BioAtla, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 23, 2023